Exhibit 99.(a)(1)(E)

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[LOGO]

Welcome to the Synopsys Stock Option Exchange Program Web Site.

Click on the links below to view details of Synopsys’ Stock Option Exchange Program:

• Tender Offer Documentation
• Frequently Asked Questions
• Program Overview
• Pdf Sample 4
• Pdf Sample 5

When user clicks on the link, a PDF browser box will pop out.  Additional selections will replace the pop out box so that only a maximum of two browser windows will be open at one time.

If you are a Synopsys employee with options included in this program, please click the continue button to log in

Continue

Stock Option Exchange Program expires at 11:59 PM EDT on June 22, 2005

If you have questions, contact the Mellon call center, Monday through Friday between the hours of
9:00 a.m. to 7:00 p.m. EDT at:

866-210-7111 (From within the U.S.)

201-329-8206 (From outside the U.S.)

[LOGO]

Mellon Investor Services

A Mellon Financial CompanySM

Enter your 9 digit Personal Identification Number (PIN) that you received via
e-mail on May 25th, 2005.  Please do not enter spaces.

[GRAPHIC]

If user enters an invalid PIN number more than three times, the browser session will be terminated and an indicator will tell the user to call the Mellon Call Center for assistance.

Continue

Click on the following links to	•Tender Offer Documentation
view details of the Synopsys Stock	•Frequently Asked Questions
Option Exchange Program	•Program Overview
•Pdf Sample 4
•Pdf Sample 5

Hello, [NAME]  Below are your current outstanding Eligible Option Grants.

Name and Address:	To view all your outstanding Option Grants, please click on the link below to open a
[Full Name]	new browser window and log into your E*Trade account.
[Address]		(MIS Legal Requirement:
[E-mail]		When user clicks on this link a new browser
	www.etrade.com/stockplans	window MUST open for the E-Trade site)

Election Form

Please make your exchange selection by clicking the ‘Exchange’ or ‘Do Not Exchange’ button for each Eligible Grant and then click Submit.

Option Grant #	Grant Date	Options Outstanding	Exercise Price	New Grant if Options Outstanding Exchanged	Make ONE Election for each eligible grant
					☐	Exchange
			$		☐	Do Not Exchange
					☐	Exchange
			$		☐	Do Not Exchange
					☐	Exchange
			$		☐	Do Not Exchange
					☐	Exchange
			$		☐	Do Not Exchange
					☐	Exchange
			$		☐	Do Not Exchange
					☐	Exchange
			$		☐	Do Not Exchange
					☐	Exchange
			$		☐	Do Not Exchange
					☐	Exchange
			$		☐	Do Not Exchange

You have elected to cancel       options.  You will be granted       new options

You acknowledge that: (1) the Stock Option Exchange Program is a discretionary program established by Synopsys, Inc. and may be suspended, modified or terminated by Synopsys, Inc. at any time, as provided in the Offer to Purchase; (2) the New Options to be granted under the program are discretionary in nature and such grant does not create any contractual or other right to receive future equity or cash compensation, payments or benefits; (3) your participation in the Stock Option Exchange Program shall not create a right to continued employment or additional severance payments in the event of termination of service; (4) you are voluntarily participating in the Stock Option Exchange Program; and(5) you have read the Offer to Purchase carefully, including the sections regarding the tax and tax withholding consequences of participating in the program.

In addition, you hereby consent to the collection, use, transfer and management in electronic or other form, of your personal data, which may include your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, and other details of your employment or compensation by and among, as applicable, Synopsys, Inc., its wholly-owned subsidiaries and third parties, including Mellon Investor Services LLC, (these recipients may be located in your country or elsewhere), for the exclusive purpose of implementing, administering and managing your participation in the Stock Option Exchange Program.  You understand that you may review or modify your data at any time but understand that refusing or withdrawing your consent may affect your ability to participate in the Stock Option Exchange Program.

By Clicking below you agree to the terms and conditions of this Option Exchange
Program as described in the Tender Offer document.

Submit

Click on the following links to	•Tender Offer Documentation
view details of the Synopsys Stock	•Frequently Asked Questions
Option Exchange Program	•Program Overview
•Pdf Sample 4
•Pdf Sample 5

By Mail:	By Hand:	By Overnight:

Mellon Investor Services	Mellon Investor Services	Mellon Investor Services Reorganization Department

Reorganization Department	Reorganization Department	85 Challenger Road

PO Box 3301	120 Broadway, 13th floor	Mail Stop – Reorg

South Hackensack, NJ 07606	New York, NY 10271	Ridgefield Park, NJ 07660

ELECTION CONFIRMATION

Name and Address:	[TIME & DATE]
[Full Name]
[Address]
[E-mail]

Your current election(s) is/are reflected below.

Option Grant #	Grant Date	Options Outstanding	Exercise Price	New Grant if Options Outstanding Exchanged	Make ONE Election for each eligible grant
					☐	Exchange
			$		☐	Do Not Exchange
					☐	Exchange
			$		☐	Do Not Exchange
					☐	Exchange
			$		☐	Do Not Exchange
					☐	Exchange
			$		☐	Do Not Exchange
					☐	Exchange
			$		☐	Do Not Exchange
					☐	Exchange
			$		☐	Do Not Exchange
					☐	Exchange
			$		☐	Do Not Exchange
					☐	Exchange
			$		☐	Do Not Exchange

You have elected to cancel       options.  You will be granted       new options

Please be advised that you cannot update your election(s) after the Stock Option Exchange Program expires at 11:59 p.m. EDT on Wednesday, June 22, 2005.  However, you may return to this web site at any time before the Exchange Program expiration date/time to update your election(s).

Thank you for participating in this offer.

Please print this page for your records.                               Log Out

Click on the following links to	•Tender Offer Documentation
view details of the Synopsys Stock	•Frequently Asked Questions
Option Exchange Program	•Program Overview
•Pdf Sample 4
•Pdf Sample 5

You have logged out of the Synopsys Stock Option Exchange Program web site.

ELECTION SUMMARY

Welcome back, [NAME].

Name and Address:	When revisiting the site, this Screen will display as Screen 3
[Full Name]
[Address]
[E-mail]

The following election(s) were made on [Date of previous election]. Click the ‘Exchange’ or ‘Do Not Exchange’ button for each eligible grant you intend to update, and then click Submit. If you would like to keep your elections below click on the “Logout” button.

Option Grant #	Grant Date	Options Outstanding	Exercise Price	New Grant if Options Outstanding Exchanged	Make ONE Election for each eligible grant
					☐	Exchange
			$		☐	Do Not Exchange
					☐	Exchange
			$		☐	Do Not Exchange
					☐	Exchange
			$		☐	Do Not Exchange
					☐	Exchange
			$		☐	Do Not Exchange
					☐	Exchange
			$		☐	Do Not Exchange
					☐	Exchange
			$		☐	Do Not Exchange
					☐	Exchange
			$		☐	Do Not Exchange
					☐	Exchange
			$		☐	Do Not Exchange

You have elected to cancel       options.  You will be granted       new options

You may return to this web site at any time before the Stock Option Exchange Program expiration date/time to update your election(s).

Links to Screen 5	Links to Screen 7
Submit	Log Out

Click on the following links to	•Tender Offer Documentation
view details of the Synopsys Stock	•Frequently Asked Questions
Option Exchange Program	•Program Overview
•Pdf Sample 4
•Pdf Sample 5